EXHIBIT 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, $.0025 par value, of Hemoxymed, Inc.

      This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: September 23, 2002

                                       /s/ Judson A. Cooper
                                       ------------------------------
                                       Judson A. Cooper


                                       /s/ Joshua D. Schein
                                       ------------------------------
                                       Joshua D. Schein, Ph.D.


                                       Prism Ventures LLC


                                       By:/s/ Joshua D. Schein
                                          ---------------------------
                                          Name: Joshua D. Schein
                                          Title: Member